INVESTEC ASSET MANAGEMENT

                                               CODE OF ETHICS

                                               Incorporating

                                       PERSONAL ACCOUNT DEALING RULES

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INVESTEC ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules
--------------------------------------------------------------------------------


Contents

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                                                         Page
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Employee Personal Account Dealing Rules
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General Introduction                                     1
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Requirements on joining IAM                              2
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General restrictions on securities dealing               3
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Execution of a security deal                             4
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After executing a deal                                   4
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On-going and annual disclosure requirements              4
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Failure to comply                                        4
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Other Ethical Issues
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Inside Information                                       5
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Confidentiality                                          5
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Gifts and Entertainment                                  5
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Appendix
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1 - definition of `access person'                        7
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INVESTEC ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules
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                     EMPLOYEE PERSONAL ACCOUNT DEALING RULES



GENERAL INTRODUCTION

The IAM Employee Personal Account Dealing Rules ("the Rules") cover all IAM employees (and their affiliated persons) world-wide and agreement to observe them represents a term of each employee's Contract of Employment. Non-compliance with the Rules will be regarded as a breach of that Contract of Employment and will be treated accordingly.

IAM aims in all areas of its business to maintain the highest standards and the Rules are based on a combination of the best industry practice in the various countries in which IAM operates. In particular the Rules incorporate the requirements of the US Investment Company Act of 1940 which has strict guidance on dealing for `access' persons in relation to US investors. Whilst the US requirements directly affect a minority of staff, the standards which they bring are felt to be appropriate for all IAM employees world-wide. The definition of access person is shown at Appendix 1.

Employees are permitted to engage in personal account dealings. However they are expected to accept that the nature of a financial services company's relations with its clients must impose restrictions on the dealings in which employees can engage, the timing of those dealings, and the level of privacy which they can expect in those dealings and on-going security holdings.

Whilst the majority of the Rules relate to Personal Account Dealing, there are other areas where conflicts with clients' interests may arise. Such ethical issues include the receipt and provision of Gifts and Entertainment from or to persons with whom we do business on behalf of clients (such as stockbrokers and financial intermediaries) and the possible receipt of Inside Information on companies which could effect the timing of investment decisions. These matters are covered in more detail in the final section of these Rules.


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INVESTEC ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules
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REQUIREMENTS ON JOINING IAM

Initial declaration of security holdings

On joining IAM all new employees are required to provide to the local compliance officer within 10 days of their starting date a statement of all securities held beneficially by themselves and their affiliated persons.

This information will be treated in a confidential manner with access generally only being necessary by compliance staff and senior management. However complete privacy cannot be guaranteed to employees as IAM believes openness is the best safeguard against any possible accusations of conflicts of personal dealing with that of clients, whose interests must always be prioritised.

Security dealing arrangements

All employees are required to carry out their personal account security dealings through the approved IAM routes and must establish prior to their first transaction the necessary local banking, settlement and custody arrangements. Any employee who has objections to such an arrangement must discuss the issues with the Chief Executive and is forbidden to deal before those issues have been resolved.

All proposed deals in securities must be pre-approved internally before the deals may be placed through the approved dealing channels.

For security transactions which the employee may have influenced but which he will not be making the decision on or actually placing himself (i.e. for an affiliated person or for an investment club), full disclosure and pre-approval of such transactions will be required.

Employees with discretionary mandates at other fund management houses or who act in the role of trustee or beneficiary of a trust where they are not involved in making investment decisions will not be required to get pre-approval for all security transactions within such a portfolio, but they must obtain and disclose trading and portfolio statements to the local compliance officer on an at least quarterly basis.


Record-keeping

All records relating to this Code of Ethics will be maintained for a minimum of six years from the end of the year in which the disclosure or transaction or approval occurs.


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Code of Ethics incorporating Personal Account Dealing Rules
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GENERAL RESTRICTIONS ON SECURITIES DEALING

The overriding principle in the Rules is that client orders will always take preference over staff deals but the following specific restrictions must be adhered to:-

o Stock and / or cash must always be available, or due to be available, in the employee's account before a deal can be placed: no speculative transactions are allowed.

o     Short-term  trading is prohibited as it potentially  conflicts with client
      interests  and  is  speculative  rather  than  for  long-term   investment
      purposes.

o Employees must not effect transactions where their personal interest conflicts in any way with the interests of IAM Group clients;

o Employees must not effect transactions in securities where it is known that other parts of the Investec Group are acting for the company and restrictions apply;

o Employees must not effect transactions when they are knowingly in possession of information which is not public and which, if publicly available, might materially affect the price of the investment;

o Employees must not take personal advantage of any investment which may be offered to them by virtue of their employment with IAM;

o Other than in the performance of their job, employees may not pass confidential information to any other person or advise or influence any other person to effect transactions in investments in which the employee is prohibited from dealing;

o Employees may not apply for new public issues / I.P.Os. An occasional waiver may be given in writing, including the rationale for the approval, by the Group Compliance Officer in the case of privatisations or similar offers, where employees could not influence or know the number of shares to be received. Multiple applications or applications in other names are not permissible.

o Employees may only acquire shares in a private placing or company or only sit on an external board of directors or trustees with the prior written permission of the Chief Executive. Full disclosure of such share holdings must be made to the local compliance officer at any time on request or as soon as the employee is aware of a possible conflict.

o Employees may not re-allocate securities bought in their own name or that of an affiliated person (without the prior approval of the local compliance officer) and nor may they arrange for anyone to participate in a multiple transaction on their behalf;

o Employees may not enter into transactions with clients (except relatives) as all client deals must be seen to be at the best market rate;

o Employees must not enter into speculative deals or into any deal they cannot or might not be able to settle, e.g writing options, commodity futures, etc



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Code of Ethics incorporating Personal Account Dealing Rules
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EXECUTION OF A SECURITY DEAL

o An employee wishing to deal must complete a staff order form and pass it for approval by the Head of the Dealing Desk ("HDD") and the Head of the relevant Investment team ("HIT").

o The Dealing Desk will consider current client deals in the market and client deals over the last fifteen days to assess any immediate conflicts and if such deals exist the employee deal will be delayed until those client deals have cleared and a minimum of fifteen days have passed.

o A waiver of the fifteen day rule may be applied at the discretion of the HDD for proposed deals in securities of liquid companies within the major world stock exchange indices so long as there could be no possible conflict with a client deal.

o The HIT will identify any client deals already scheduled to take place within the next fifteen days. If there are any such client deals proposed the employee's deal must wait until the client deals have been cleared and a minimum of fifteen days have passed before the employee deal is re-presented.

o A similar waiver may be applied at the discretion of the HIT for proposed deals in the securities of liquid companies within the major world stock exchange indices.

o From the point of approval the deal is dealt and settled on standard business terms with a contract note being provided to the employee (and copied to the local compliance officer).

AFTER EXECUTING A SECURITY DEAL

Staff are encouraged to adhere to the best practice principle that all security dealing should be for long-term investment purposes rather than short-term trading profits.

Whilst no minimum period is stipulated for the holding of securities, the compliance staff review copy contract notes on receipt and staff order forms on a regular basis and will carry out checks for short-term dealing, front-running, incorrect approvals etc.

Any suspected short-term dealings will be investigated with the employee and their head of department before any corrective action might be decided upon.

ON-GOING AND ANNUAL DISCLOSURE REQUIREMENTS

As mentioned above compliance staff will perform regular reviews of personal account dealing and where there are missing documents or queries on the timing of transactions these matters will be discussed with the relevant employee so that copies or further clarification can be provided.

On an annual basis all employees will be required to complete a disclosure of their security holdings and discretionary or other linked accounts as at 31 December and to sign a declaration that they have complied with the Rules over the period since their initial/last declaration. This disclosure and declaration must be submitted within 30 days of the year end date.

Quarterly transactions reports are not required as advantage is taken of the exemption whereby reports are not required where the information therein would duplicate information otherwise received from copy contract notes and broker statements.

FAILURE TO COMPLY

Failure by any member of staff to comply with any of the requirements of these Rules will be reported by the local compliance officer to the local chief executive and through the Group Compliance Officer to the Chief Executive and will be treated very seriously.


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INVESTEC ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules
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OTHER ETHICAL ISSUES

IAM expects professional ethical behaviour from its employees and brings particular matters to their attention:-

Inside Information

o It is an offence under criminal law, and a breach of our fiduciary duties to our clients, for an employee to deal in securities of a company, or to encourage another person to do so, when that employee knowingly has inside information in relation to that company, which if publicly known would have a significant effect on the price of its securities.

o An employee using inside information to his advantage would be guilty of using information gained through his employment for reasons other than those connected with his employment and of gaining advantage personally ahead of the interests of his or the Company's clients.

o     The offence is punishable by dismissal, a fine and/or imprisonment

Confidentiality

With effect from the date of employment all employees undertake to IAM and to Investec Group to maintain the confidentiality of its clients and its investment dealings. All employees undertake not to disclose any information regarding IAM or the Investec Group's clients nor any information relating to the investment of those clients funds to any third party or any persons not employed within IAM or the Investec Group for any purposes other than carrying on IAM's business.

Gifts and Entertainment

Great importance is placed on this area by the regulators who are concerned that financial services companies do not induce intermediaries to do business with them or are themselves induced to do business with companies or stockbrokers through provision or receipt of unnecessarily lavish gifts or entertainment.

We must take care that their rules are not contravened but also look at the practicalities of how we achieve this objective and how we monitor that compliance. The local compliance notification and /or authorisation requirements detailed here are in addition to any individual desk or team requirements.

Gifts (defined as wine, port and stilton sets, pictures etc.)

o All gifts received and all gifts made should be notified in writing to local compliance immediately using the prescribed form

o Pre-approval is required to accept or give gifts is required where the individual value of such gifts is likely to be in excess of the agreed limit

Entertainment (defined as lunch, a day's shooting, racing, cricket, rugby etc)

o Most lunches with stockbrokers or IFAs etc are probably fairly routine and so need not be pre-approved or declared to local compliance.

o However the provision of a day's entertainment out of the office (whether it be at the races, cricket, rugby or tennis), or an extravagant lunch or dinner, or tickets to a show could be seen as unusual, a bonus to the relationship, and a possible inducement to continuing, or commencing, business. This type of entertainment must be pre-approved and declared to local compliance. o Any entertainment offered likely to be worth in excess of agreed limits must be pre-cleared by line management and / or local Compliance.



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Code of Ethics incorporating Personal Account Dealing Rules
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o     A research  trip must be purely that and if any element of a trip could be seen as social rather than business then it must be cleared in advance by Compliance.

o Any proposals to attend or arrange seminars with intermediaries should be viewed in light of the regulators' requirements and cleared with local compliance in advance.

Method of notification

All gifts and relevant entertainment received must be declared on the form at Appendix 2. Where gifts or entertainment to be provided requires pre-approval the details should be provided to line management and local compliance in writing specifically requesting approval.

Compliance department action

The information supplied will be summarised and monitored to ensure that IAM is not exceeding the limits and spirit of the rules as given above. Any excesses will be discussed with the individual and line management and corrective action may be required.


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INVESTEC ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules
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                                                                      APPENDIX 1

Access person

`Access' persons and their affiliated persons includes:-

o     the employee himself;

o members of immediate family who live the same household or are financially dependent;

o any account for which any of the above persons are custodian, trustee or otherwise act in a fiduciary capacity or have authority to make investment decisions or from time to time give investment advice;

o any partnership, corporation, joint venture, trust or other entity of which any of the above persons are a partner or director or other executive or have a 10% or more direct or indirect interest.


Within IAM an `access' person is:-

o     any person employed in the US;

o     a director or officer of Investec Asset Management US Limited;

o     a fund manager for a US mutual fund or client; and

o all other staff who have knowledge of or can gain access to investment information on those US mutual funds and clients


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